UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

T2 Biosystems, Inc. (the “Company’”) held its annual meeting of stockholders on September 15, 2023 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the amendment and restatement of the 2014 Incentive Award Plan and the amendment and restatement of the 2014 Employee Stock Purchase Plan. The amendments and restatements were adopted by the Company’s Board of Directors on July 11, 2023, and became effective upon stockholder approval at the Annual Meeting. The foregoing amendments and restatements are described further in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 26, 2023, as supplemented on September 12, 2023 (the “Proxy Statement”) under each of “Proposal 4” and “Proposal 5.”

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders holding and entitled to vote 290,195,720 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) held as of the close of business on July 21, 2023 (the “Record Date”) and 1,000 shares of the Company’s Series A convertible preferred stock (the “Series A preferred stock”) held as of the Record Date, constituting 100% of the outstanding shares of Series A preferred stock and entitled to 400,000,000 votes (or 400,000 votes per share) solely with respect to the proposal to effect a Reverse Stock Split (as defined below) were present either by attendance via live webcast or by proxy. These stockholders represented approximately 47% of the voting power of the Common Stock issued and outstanding and entitled to vote and approximately 78% of the voting power of the capital stock issued and outstanding and entitled to vote, thereby constituting a quorum for the transaction of business at the Annual Meeting.

The following are the final voting results for the proposals considered and voted upon at the Annual Meeting. For more information on the following proposals submitted to stockholders, see the Company’s definitive Proxy Statement.

Proposal 1: Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Effect a Reverse Stock Split

For	Against	Abstain	Broker Non-Votes
343,425,235	191,676,002	228,257	0

Based on the voting results set forth above, the proposal to amend the Certificate of Incorporation to effect the Reverse Stock Split was approved, subject to the Board’s authority to abandon any such split.

Proposal 2: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
John W. Cumming	79,819,518	7,675,747	47,834,229
David Elsbree	80,228,787	7,266,478	47,834,229

Based on the voting results set forth above, each of the foregoing nominees for Class III directors was elected to hold office until the 2026 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

Proposal 3: Approval, on an Advisory Basis of the Compensation of the Named Executive Officers

For	Against	Abstain	Broker Non-Votes
71,077,084	11,780,664	4,637,517	47,834,229

Based on the voting results set forth above, the compensation of the named executive officers was approved, on an advisory basis.

Proposal 4: Approval of the Amendment and Restatement of the 2014 Incentive Award Plan

For	Against	Abstain	Broker Non-Votes
74,059,649	11,252,182	2,183,434	47,834,229

Based on the voting results set forth above, the amendment and restatement of the 2014 Incentive Award Plan was approved.

Proposal 5: Approval of the Amendment and Restatement of the 2014 Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
75,668,971	9,996,069	1,830,225	47,834,229

Based on the voting results set forth above, the amendment and restatement of the 2014 Employee Stock Purchase Plan was approved.

Proposal 6: Approval of the CRG Debt to Equity Conversion

For	Against	Abstain	Broker Non-Votes
75,851,921	9,279,746	2,363,598	47,834,229

Based on the voting results set forth above, the CRG debt to equity conversion was approved.

Proposal 7: Ratification of Appointment of Independent Auditors

For	Against	Abstain
125,469,441	6,264,404	3,595,649

Based on the voting results set forth above, the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was duly ratified.

Proposal 8: Approval of an Adjournment of the Annual Meeting

For	Against	Abstain
97,533,778	34,044,773	3,750,943

Based on the voting results set forth above, the adjournment proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2023	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer